UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14A/A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                               MedSolutions, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      None
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:_______
     (2) Aggregate number of securities to which transaction applies:___________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4)  Proposed maximum aggregate value of transaction:______________________
     (5)  Total fee paid:_______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________________________________
     (2)  Form, Schedule or Registration Statement No.:_________________________
     (3)  Filing Party:_________________________________________________________
     (4)  Date Filed:___________________________________________________________

                               MEDSOLUTIONS, INC.
                 12750 Merit Drive, Park Central VII, Suite 770
                               Dallas, Texas 75251
                                 (972) 931-2374

Dear Shareholder:

         You are cordially invited to attend the 2006 Annual Meeting of Shareholders of MedSolutions, Inc., which will be held on Thursday, October 19, 2006, at 2:00 p.m., Dallas, Texas time, at our corporate headquarters located at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

         At the meeting, you will have the opportunity to learn more about recent developments at MedSolutions, and our growth strategy for the future. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

         It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting, please sign, date and return the enclosed Proxy Card as soon as possible. This will not prevent you from voting your shares in person if you are present. Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure, the accompanying Proxy Statement, or the other materials we have included herewith, please feel free to contact the undersigned at the address and phone number set forth above.

                                           Very truly yours,



                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

                               MEDSOLUTIONS, INC.
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                           TO BE HELD OCTOBER 19, 2006

To the Shareholders of MedSolutions, Inc.:

         Notice is hereby given that the 2006 Annual Meeting of Shareholders (the "Annual Meeting") of MedSolutions, Inc., a Texas corporation (the "Company"), will be held at the Company's offices at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas on Thursday, October 19, 2006, at 2:00 p.m., Dallas, Texas time, for the purpose of considering and voting upon the following:

         1. The election of the following persons as directors of the Company for a term of one year, or until their successors, if any, are duly elected and qualified: Steven R. Block, Ajit S. Brar, Matthew H. Fleeger, David Mack, and Winship B. Moody, Sr.;

         2. The ratification of the appointment by our Audit Committee of Marcum & Kliegman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2006;

         3. The approval of the amendment to the Company's 2002 Stock Plan increasing the number of shares authorized for issuance under such plan from 850,000 to 3,000,000; and

         4. Such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

         Each of these matters is more completely described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on September 15, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of these shareholders will be open for examination by any shareholder of record at the Company's principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record present at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

         Your vote is important. To be sure your vote counts and to ensure a quorum, please vote, sign, date and return the enclosed Proxy Card whether or not you plan to attend the Annual Meeting.

                                              By Order of the Board of Directors

                                              Beverly Fleeger
                                              Corporate Secretary
Dallas, Texas
September 22, 2006

                               MEDSOLUTIONS, INC.

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                           To Be Held October 19, 2006

         This Proxy Statement and the accompanying form of Proxy Card are to be first mailed on or about September 22, 2006, to all holders of record on September 15, 2006, (the "Record Date"), of the common stock, $.001 par value (the "Common Stock"), and the Series A preferred stock, $.001 par value (the "Preferred Stock"), of MedSolutions, Inc., a Texas corporation (the "Company"), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2006 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's offices at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas on Thursday, October 19, 2006, at 2:00 p.m., Dallas, Texas time, and at any adjournment or adjournments thereof. Shares of Common Stock and Preferred Stock represented by any unrevoked Proxy Card, if such Proxy Card is properly executed and is received prior to the Annual Meeting, will be voted in accordance with the specifications made on such Proxy Card. Proxy Cards on which no specifications have been made will be voted for the election as directors of the nominees listed herein and for the ratification of our Audit Committee's selection of independent auditors of the Company. Proxy Cards are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxy Cards may also be revoked by a shareholder attending and voting in person at the Annual Meeting.

         The Common Stock and the Preferred Stock are the only outstanding classes of securities of the Company that is entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the date for determining shareholders who are entitled to receive notice of and to vote at the Annual Meeting, there were 23,231,967 shares of Common Stock issued and 23,219,767 shares of Common Stock outstanding, and 283,172 shares of Preferred Stock issued and outstanding. Each share of Common Stock and Preferred Stock are entitled to one vote, voting together as a single class. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (voting together as a single class) is necessary to constitute a quorum.

         The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The mailing address of the Company's principal executive office is 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

         Each of the five director positions is elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock and Preferred Stock (voting together as a single class) present in person or represented by proxy at the meeting. The ratification of Marcum & Kliegman, LLP as the Company's independent public accountants for 2006 (Proposal 2) requires the affirmative vote of a majority of the voting power represented by the shares of Common Stock and Preferred Stock (voting together as a single class) present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. The approval to the amendment to the Company's 2002 Stock Plan (the "2002 Stock Plan") (Proposal 3) requires the affirmative vote of a majority of the voting power represented by the shares of Common Stock and Preferred Stock (voting together as a single class) present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Abstentions have the effect of a "no" vote on all matters other than the election of directors, with respect to which abstentions will have no effect. The Preferred Stock will vote that number of shares of Common Stock into which such Preferred Stock is convertible as of the Record Date.

         Generally, any other action coming before the Annual Meeting would require the affirmative vote of a majority of the voting power represented by shares of Common Stock and Preferred Stock (voting together as a single class) present in person or represented by proxy at the Annual Meeting.

                       MATTERS TO COME BEFORE THE MEETING

Proposal 1--Election of Directors

         At the Annual Meeting, the holders of Common Stock and Preferred Stock (voting together as a single class on an as-converted basis) as of the Record Date will consider and vote for the nominees for election to our Board of Directors. The Board of Directors has nominated Steven R. Block, Ajit S. Brar, Matthew H. Fleeger, David Mack, and Winship B. Moody, Sr. for re-election as directors. The nominees, if they are elected, will serve until their terms expire at the Annual Meeting of Shareholders to be held in 2006, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying Proxy Card will vote for any substitute nominee designated by the Board. Each of the nominees has indicated their willingness to serve the full term.

         The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees.

Biographical Information

The following is biographical information about each of the nominees:

         Steven R. Block. Mr. Block, age 50, is an equity principal with the law firm of Fish & Richardson P.C., legal counsel for the Company. Mr. Block has been with Fish & Richardson since 2000 and is the former chair of the firm's corporate practice group. Prior to joining Fish & Richardson, Mr. Block was a partner with Block & Balestri, P.C. (1992-2000) and a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. (1986-1992). Mr. Block's practice focuses on general corporate law, including mergers and acquisitions, securities and banking law. Mr. Block received his B.A. from Indiana University where he was elected to Phi Beta Kappa. He received his J.D. from Emory University School of Law where he served as the Research Editor of the Emory Law Journal.

         Ajit S. Brar. Mr. Brar, age 72, is retired after 27 years of working for the U.S. government. Mr. Brar is the managing partner and treasurer of four specialized mobile radio ("SMR") partnerships located in Arizona, Colorado, New York and Ohio, and a partner in an additional five SMR partnerships in Illinois, Nevada, California, Alabama and Florida. Mr. Brar also has extensive business experience in investments in real estate ventures, satellite television and wireless systems, and Texas oil & gas interests. Mr. Brar received his BA in engineering from the University of Toledo.

         Matthew H. Fleeger. Mr. Fleeger, age 43 and a member of the Board of Directors since 1993, is the Company's founder, President and Chief Executive Officer. Mr. Fleeger has been with the Company for 13 years, during our growth from an early stage venture capital concept to the present. Mr. Fleeger has a comprehensive background in finance, marketing and sales with several years' experience in the oil and gas industry. He was also a director and played an important role in the development of Palm Beach Tan, Inc. from a 6-store chain of tanning salons to the largest chain of indoor tanning salons in the nation. He has extensive experience in corporate structuring, mergers and acquisitions, joint ventures and a variety of equity and debt private placement vehicles used to fund the working and expansion capital needs of small developmental and growth companies. Mr. Fleeger graduated from Southern Methodist University with a BA in Business with an emphasis in Finance and Marketing. He has been selected as a member of the International Who's Who of Business Professionals.

         David L. Mack. Mr. Mack, age 54, was appointed to the Board of Directors in August 2005 as the designated representative of Tate Investments, LLC, a shareholder of the Company. Mr. Mack is Vice President of Sales with Spangler Computer, the largest ISP and wireless broadband company in the state of Wisconsin. Mr. Mack was a co-founder and President of Wisconsin wi-fi, subsequently merging that entity into Spangler Computer. Before joining Wisconsin wi-fi, Mr. Mack was involved in several start-up ventures. Mr. Mack has extensive waste management experience. In 1989, Mr. Mack co-founded and was President of Valley Flower, an industrial waste services firm, and Sharps Incinerator, a medical waste transportation and treatment firm. In 1994, Mr. Mack merged the two companies into Superior Services, Inc. ("Superior"), where he was the General Manager of their medical waste operations. Superior was an acquisition-oriented, fully-integrated solid waste services company providing solid waste collection, transfer, recycling and disposal services to more than 750,000 residential, commercial and industrial customers in 12 states. Superior had a successful public offering in 1995 and was later sold to Vivendi in 1999 for approximately $1 billion in cash.

         Winship B. Moody, Sr. Mr. Moody, age 73 and a member of the Board of Directors since 2002, has a background in finance and accounting. His previous career included 28 years of experience in the pulp and paper industry. From 1962 to 1990, he worked at Rice Barton Corporation where he rose to the position of President, Chief Executive Officer and Chief Financial Officer. Mr. Moody has also served as President and a Board Member of the American Pulp & Paper Manufacturers Association. Mr. Moody retired in 1990 and currently serves on the Board of Profile Senior Golf Association. He received his Bachelors degree in chemical engineering from the University of Maine.

         Number of Directors and Arrangements. Pursuant to our charter and bylaws, the number of directors on our Board may be set by the Board of Directors from time to time. The number of directors is currently five.

         The Board of Directors recommends a vote FOR the election of Steven R. Block, Ajit S. Brar, Matthew H. Fleeger, David Mack, and Winship B. Moody, Sr. as directors.

Proposal 2--Ratification of Appointment of Independent Public Accountants

         The Audit Committee of the Board of Directors has selected Marcum & Kliegman, LLP serve as the Company's independent public accountants for the year ending December 31, 2006 and to serve until the next annual meeting in 2007.
Marcum & Kliegman, LLP has served as the Company's independent public accountants since 2001. We have been advised by Marcum & Kliegman, LLP that neither its firm nor any of its members has any financial interest, direct or indirect, in us, nor has had any connection with us or any of our subsidiaries in any capacity other than independent public accountants. The Board of Directors recommends that you vote for the ratification of the selection of Marcum & Kliegman, LLP. Shareholder ratification of the selection of Marcum & Kliegman, LLP as our independent public accountants is not required by our articles of incorporation, bylaws or otherwise. Nevertheless, your Board of Directors is submitting this matter to the shareholders as, what we believe, is a matter of good corporate practice. If the shareholders do not ratify the appointment of Marcum & Kliegman, LLP, then the appointment of independent accountants will be reconsidered by our Audit Committee which may ultimately select Marcum & Kliegman, LLP.

Audit and Related Fees

         Audit Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2005 and 2004 for professional services rendered for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Forms 10-QSB and services that were provided in connection with statutory and regulatory filings or engagements totaled $90,000 and $80,000, respectively.

         Audit-Related Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2005 and 2004 for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not disclosed in the paragraph captioned "Audit Fees" above were $0 and $0, respectively.

         Tax Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning, for the years ended December 31, 2005 and 2004, were $10,000 and $13,000, respectively.

         All Other Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2005 and 2004 for products and services, other than the services described in the paragraphs captioned "Audit Fees", "Audit-Related Fees", and "Tax Fees" above were $0 and $0, respectively.

         The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing services provided by Marcum & Kliegman, L.L.P. in 2005.



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

         The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for the year 2006.

Proposal 3--Approval of Amendment to the 2002 Stock Plan

         On September 21, 2006, the Board of Directors voted to amend, subject to shareholder approval, the Company's 2002 Stock Plan. The amendment to the 2002 Stock Plan has the effect of increasing the number of shares of Common Stock available for issuance under such plan from 850,000 to 3,000,000 under the Company's current capital structure. This amendment will become effective upon receipt of the requisite shareholder approval. For the reasons set forth below, the Board of Directors recommends that shareholders approve this proposed amendment to the 2002 Stock Plan.

         The purpose of the 2002 Stock Plan is to create an equity-based incentive program to enable the Company to attract and retain key employees, and to increase the loyalty and productivity of its employees in the workplace, and to have the flexibility of offering stock options to non-employees for various strategic purposes.

         Principal Features of the 2002 Stock Plan

         The full text of the 2002 Stock Plan, as proposed to be amended, is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the 2002 Stock Plan. The following summary of the principal features of the 2002 Stock Plan is qualified entirely by such reference.

         The 2002 Stock Plan provides for the grant of incentive stock options, nonqualified stock options and restricted stock awards to employees (including officers and employee directors) and service providers of the Company or any subsidiary of the Company. As of September 15, 2006, the Company has approximately 110 employees and directors that are eligible for participation under the 2002 Stock Plan. All employees of the Company are eligible to participate in the 2002 Stock Plan, including its officers. The aggregate number of shares of Common Stock that may be issued or transferred pursuant to options or restricted stock awards under the 2002 Stock Plan is currently 850,000, and as amended would be 3,000,000 shares. All of the share numbers set forth in the 2002 Stock Plan reflect our capital structure as of June 30, 2006. Such amounts shall be adjusted for any subsequent changes in the number of outstanding shares of Common Stock.

         The Compensation Committee of the Company's Board of Directors supervises and administers the 2002 Stock Plan. The Compensation Committee has the authority to determine which eligible individuals are to receive options or restricted stock awards, the terms of such options or awards, the status of such options as incentive or nonqualified stock options under the federal income tax laws, including the number of shares, exercise or purchase prices and times at which the options become and remain exercisable or restricted stock vests and the time, manner and form of payment upon exercise of an option.

         The purchase price of any option or restricted stock award granted under the 2002 Stock Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of such option or award, except in the case of nonstatutory stock options which may not be granted with a purchase price less than 85% of such fair market value. The options become exercisable at such time or times as are determined by the Board of Directors and expire after a specified period that may not exceed 10 years. Options are exercisable to the extent vested only while the optionee is an eligible employee of the Company or within three months following termination of employment, except if an employee dies or becomes disabled while he or she is serving the Company, in which case the option is exercisable for a maximum of 180 days. Each stock option granted under the 2002 Stock Plan shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution.

         The 2002 Stock Plan will terminate on December 18, 2012, unless earlier terminated by the Board of Directors. No stock options or restricted stock awards shall be granted after the date on which the 2002 Stock Plan terminates. The applicable terms of the 2002 Stock Plan, and any terms and conditions applicable to the stock options granted or restricted stock awards made prior to such date, will survive the termination of the 2002 Stock Plan and continue to apply to such stock options or restricted stock.



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

         The Board of Directors has the right to amend, modify, suspend or terminate the 2002 Stock Plan at any time for any purpose; provided, the Company will seek shareholder approval for any change to the extent required by applicable law, regulation or rule.

         In the event of a change of control of the Company (as defined in the 2002 Stock Plan), the Compensation Committee as the plan administrator has the discretion to automatically accelerate vesting of stock options and terminate the repurchase rights with respect to restricted stock awards. Upon a change of control (as defined in the 2002 Stock Plan), if the optionee's employment with the Company is terminated or his or her job duties or position is adversely changed within six months of the closing of such change in control, all options held by such employee shall immediately vest on the date of termination or change in job duties or position and any Company repurchase rights with respect to restricted stock awards shall lapse.

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other similar change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board of Directors will make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the 2002 Stock Plan) and kind of shares to be issued under the 2002 Stock Plan and the price of any stock option.

         Federal Income Tax Consequences

         The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

         Incentive stock options may be granted under the 2002 Stock Plan only to employees of the Company or a subsidiary of the Company, and the aggregate fair market value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a participant in any calendar year shall not exceed $100,000 or such other limit as may be required by the Internal Revenue Code of 1986, as amended (the "Code"). Any options that purport to be incentive stock options but which are granted to persons other than employees of the Company or a subsidiary, shall be nonqualified options. In addition, any options that purport to be incentive stock options but are granted in amounts in excess of $100,000 in a calendar year per employee, shall be, to the extent of such excess, nonqualified options.

         All incentive stock options to be granted under the 2002 Stock Plan are entitled to special tax treatment under Section 422 of the Code. As a result, except as noted at the end of this paragraph, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If a participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

         All nonqualified options to be granted under the 2002 Stock Plan are nonstatutory options not entitled to special tax treatment under Section 422 of the Code. There are no Federal income tax consequences to the Company or the participant upon the grant of nonstatutory stock options. Upon the exercise of a nonstatutory stock option the recipient generally recognizes ordinary compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company is permitted a deduction equal to the amount the recipient is required to recognize. Upon the sale or exchange of any shares acquired upon exercise of the nonstatutory stock options, the excess of the amount realized over the market value of the shares on the date of exercise will be taxable.

         Restricted stock grants are generally taxable to the recipient at the time the restrictions lapse, rather than at the time of the award. The amount of income subject to tax is the difference between the fair market value of shares at the time the restrictions lapse minus the amount paid for the shares. However, the Code Section 83(b) permits a taxpayer to elect, within 30 days of the award, to change the tax treatment of the restricted shares. If the recipient makes a Section 83(b) election, the restricted shares must be reported as ordinary income at the time of the award and are determined based upon the fair market value of the restricted shares (minus the amount paid for the shares). The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

         New Plan Benefits

         The following table sets forth the benefits that have been granted under the 2002 Stock Plan through June 30, 2006 to each of (i) the officers listed in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees of the Company, including all current officers who are not executive officers, as a group:

--------------------------------------------------------------------------------
                                NEW PLAN BENEFITS
--------------------------------------------------------------------------------
                                 2002 Stock Plan
--------------------------------------------------------------------------------
                                                              Dollar     Number
                         Name and Position                  Value ($)   of Units
---------------------------------------------------------- ----------- ---------
Matthew H. Fleeger, President, Chief Executive Officer,      210,947    258,447
Director
---------------------------------------------------------- ----------- ---------
Lonnie P. Cole, Sr., Senior Vice President, Sales               0          0
---------------------------------------------------------- ----------- ---------
J. Steven Evans, Vice President, Finance and Chief           112,332    145,665
Accounting Officer
---------------------------------------------------------- ----------- ---------
Alan Larosee, Vice President, Operations                     170,000    221,666
---------------------------------------------------------- ----------- ---------
James M. Treat, Vice President, Business Development         130,000    173,333
---------------------------------------------------------- ----------- ---------
Executive Officers as a Group                                623,297    799,111
---------------------------------------------------------- ----------- ---------
Non-Executive Directors as a Group                           277,073    330,930
---------------------------------------------------------- ----------- ---------
Non-Executive Officer Employee Group                         159,954    198,753
---------------------------------------------------------- ----------- ---------

         Equity Compensation Plan Information

         The following table summarizes the entire equity compensation program in effect for plans approved by shareholders as of December 31, 2005:

                      Equity Compensation Plan Information
                            (as of December 31, 2005)

------------------------------------------ ------------------- ------------------- ---------------------
                                                                                         Number of
                                                                                        securities
                                                                                   remaining available
                                                 Number of                         for future issuance
                                             securities to be                          under equity
                                               issued upon       Weighted-average   compensation plans
                                               exercise of      exercise price of       (excluding
                                               outstanding         outstanding          securities
                                            options, warrants   options, warrants      reflected in
                                              and rights (a)      and rights (b)      column (a)) (c)
------------------------------------------ ------------------- ------------------- ---------------------
Equity compensation plans approved by
      Security holders...............            850,000              $0.80                 0
------------------------------------------ ------------------- ------------------- ---------------------
Equity compensation plans not approved by
      Security  holders..............            478,794              $0.80                 0
------------------------------------------ ------------------- ------------------- ---------------------
      Total..........................          1,328,794              $0.80                 0
------------------------------------------ ------------------- ------------------- ---------------------

         The Board of Directors recommends a vote FOR the approval of the amendment to the 2002 Stock Plan.

                               EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company's directors.

         The following persons comprise the executive officers of the Company as of September 15, 2006:

                          Director/Officer
Name and Age              Since             Position(s) Held
-----------------------   ----------------  ------------------------------------
Matthew H. Fleeger (43)   1993              President, Chief Executive Officer
                                            and Director
Lonnie P. Cole, Sr. (43)  2004              Senior Vice President, Sales and
                                            Marketing
J. Steven Evans (47)      2003              Vice President, Finance and Chief
                                            Accounting Officer
Alan E. Larosee (52)      2004              Vice President, Operations
James M. Treat (49)       2005              Vice President, Business Development

Matthew H. Fleeger - President and Chief Executive Officer

         Mr. Fleeger's background is discussed above under the heading "Election of Directors--Biographical Information."

Lonnie P. Cole, Sr. - Senior Vice President, Sales

         Mr. Cole joined the Company on October 1, 2004 and has 16 years experience in the medical waste industry. From 1989 to 1995, he was Director of Sales for American 3CI, a Stericycle subsidiary. From 1996 through 1998 he was the General Manager of Sales & Operations for EnviroWaste Management of Houston. In 1999 he joined Air and Sea Environmental as General Manager of their Sales Department in Houston, Texas as Vice President of Sales. Mr. Cole left ATE prior to the MSI acquisition and joined MCWS as President/CEO. He served in that position until we acquired them in September 2004, at which time he joined the Company's subsidiary, EnviroClean Management Services, Inc. ("EMSI").

J. Steven Evans - Vice President, Finance and Chief Accounting Officer

         Mr. Evans, CPA, joined the Company as Controller in June 2003. He served as the Corporate Accounting Manager for Aurum Technology, Inc., a $200 million revenue information technology company that was spun off from Electronic Data Systems ("EDS"), and outsources and sells software to the financial services industry. Prior to that, Mr. Evans was with KPMG, an international accounting firm and was CFO of Preferred Bank of Houston. Mr. Evans graduated from Abilene Christian University with a B.B.A. in Accounting.

Alan E. Larosee -Vice President, Operations

         Mr. Larosee joined the Company in August 2004 serving as Vice President of Operations. Mr. Larosee comes to us with over 20 years experience in medical waste management and project development. Mr. Larosee is a seasoned professional with a strong record of achievement in strategic planning, permitting, regulatory affairs, financing, budgeting, marketing, sales and hazardous materials management. His prior experience includes Health and Safety manager with Clean Harbors, Inc. of Braintree, MA, General Manager for Medigen, Inc. (a division of Clean Harbors) based in New York, NY, Project Manager for Bio-Container International of Montville, NJ, Director of Operations for ECOAIRE, Inc. of Hollywood, FL and most recently Vice President/Partner with Healthy Home Environmental, Inc., Nanuet, NY. Mr. Larosee received his BS in Business Management from Bryant College in Smithfield, Rhode Island.

James M. Treat - Vice President, Business Development

         Mr. Treat joined our company in May 2005 as Vice President of Business Development. He has over 24 years of business and leadership experience. Mr.

Treat joins our team from the industry leader, Stericycle, where he was a senior executive in their largest district which included Texas, Oklahoma, Louisiana, Mississippi, Alabama and Florida with district annual sales of $24 million. While at Stericycle, Mr. Treat increased overall market share by more than 15% and generated sustained revenue and profit growth with a 9.5% annualized organic growth rate.

         The Company is not aware of any legal proceedings in which any director or executive officer of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Certain Relationships and Related Transactions.

         We incur certain general and administrative expenses jointly with other related parties. Such costs are allocated amongst us and our affiliates based on the specific entity incurring the expense, square footage utilization on shared facilities, estimated utilization of other relevant products and services, or the human resources dedicated to each respective entity.

         We have certain payable balances with our shareholders and officers. At December 31, 2005 and 2004, such amounts are as follows:

                                               December 31,
                                            2005         2004
                                         ----------   ----------
                 Vivian Eriksen          $  239,805   $  365,704
                 Winship Moody, Sr           87,159      298,717
                 Matthew Fleeger              8,556      421,447
                 Ajit Brar                  455,058      845,992
                 Tate Investments, LLC      975,000         --
                                         ----------   ----------
                   Total                 $1,765,578   $1,931,860
                                         ==========   ==========

Loans from Directors and Shareholders

         On June 30, 2005, Mr. Winship Moody, our Chairman, converted $350,000 of convertible debt owed by the Company into Common Stock at $.75 per share. The remaining amount of debt including accrued interest owed to Mr. Moody totaled $23,728 and was combined into one convertible promissory note. The note is payable in 12 monthly installments of $2,086 and accrues interest at 10% per year. On November 28, 2005, the Company issued a new promissory note to Mr. Moody who loaned $75,000 for the purpose of providing acquisition funds to the Company to purchase certain assets of Positive Impact Waste Solutions, LLC ("PIWS"). The promissory note is payable in interest only monthly installments for three months and afterwards, it begins paying 24 monthly installments of $3,461. The note accrues interest at 10%. At December 31, 2005, the Company owed Mr. Moody $87,159. In accordance with EITF 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, the modification of the debt agreement was not determined to be a substantial modification.

         On June 30, 2005, Mr. Ajit Brar, one of our directors, converted $350,000 of his debt owed by the Company into shares of Common Stock at $0.75 per share. The remaining amount of debt owed to Mr. Brar totaled $488,149 and was combined into one promissory note. The note is payable in 25 monthly installments of $21,711 and accrues interest at 10% per year. On November 28, 2005, the Company issued a new promissory note to Mr. Brar who loaned $75,000 for the purpose of providing acquisition funds to the Company to purchase certain assets of PIWS. The promissory note is payable in interest only monthly installments for three months and afterwards, it begins paying 24 monthly installments of $3,461. The note accrues interest at 10%. Earlier in 2005, Mr. Brar advanced the Company $50,000 which was converted into 50,000 shares of Common Stock on December 31, 2005. At December 31, 2005, the Company owed Mr. Brar $455,058. In accordance with EITF 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, the modification of the debt agreement was not determined to be a substantial modification.

Shareholder Lock-Up Agreement

         Shareholders owning approximately 70% of our outstanding Common Stock have entered into a lock-up agreement (the "Lock-Up Agreement") with us by which the shareholder agreed to place certain restrictions on their right to sell, pledge, or otherwise transfer shares of Common Stock owned by them for one year following the date that the Common Stock is initially quoted on the OTC Bulletin Board(R) or other national exchange (the "Effective Date"). Essentially, the shareholders who signed the agreement (the "Restricted Shareholders") agreed not to sell, pledge, or otherwise transfer shares of Common Stock owned by them, subject to the following: (i) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; (ii) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; (iii) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; (iv) after the expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; and (v) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement. The restrictions do not apply to (i) a bona fide gift made by the Restricted Shareholder, provided that the donee of the shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of the Lock-Up Agreement prior to the gift; (ii) a distribution to partners or shareholders of the Restricted Shareholder (and to any direct or indirect partner or shareholder thereof), provided that the ultimate distributees of the shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of the Lock-Up Agreement prior to the distribution; and (iii) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee agrees in writing to be bound by the terms of the Lock-Up Agreement prior to the transfer.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         Pursuant to the Company's Bylaws, the Board of Directors has established several committees, currently consisting of an Audit Committee, a Compensation Committee, and a Stock Option Committee. During fiscal 2005, the Board of Directors met seven times, the Audit Committee met five times, the Compensation Committee met one time, and the Stock Option Committee met two times. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company's Board of Directors holds a meeting immediately following each year's annual meeting of shareholders. Therefore, members of the Company's Board of Directors generally attend the Company's annual meetings of shareholders.

Audit Committee

         The current members of the Audit Committee are Mr. Moody, Chairman, Mr. Brar and Mr. Mack. Messrs. Brar and Mack were appointed to the Audit Committee in 2005 and Mr. Moody was appointed to the Audit Committee in 2002 in connection with the routine changes in membership of the committees of the Company's Board of Directors.

         Each member of the Audit Committee meets the definitions of "non-employee director" under Rule 16b-3 of the Securities and Exchange Act of 1934 and "outside director" under Section 162(m) of the Code. In addition, Mr. Moody has been designated an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. The Board of Directors has not yet adopted a written Audit Committee charter, and currently has no plans to do so.

Audit Committee Report to Shareholders

         We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2005, with management and with Marcum & Kliegman, L.L.P., certified public accountants, the independent auditors and accountants for the Company. In addition, we discussed with Marcum & Kliegman, L.L.P. the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         We have received the written disclosures and the letter from Marcum & Kliegman, L.L.P. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees) and have discussed with Marcum & Kliegman, L.L.P. its independence in connection with its audit of the Company's most recent financial statements.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission (the "SEC").

         The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C, other than as provided thereby or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that they are specifically incorporated by reference.

Dated September 21, 2006

Audit Committee
Winship B. Moody, Sr., Chairman
Ajit S. Brar
David Mack

Nominating Committee

The Company does not have a standing nominating committee. The Company's Board of Directors believes that it is appropriate for each director and executive officer of the Company to participate in the consideration of director nominees. Dr. Mark M. Altenau (who currently sits on the Company's Board of Directors but has not been nominated for re-election), Mr. Moody, Mr. Brar and Mr. Mack are, and Mr. Block will be upon his election, independent directors who participate in the consideration of director nominees. The Company has no written policy with regard to the consideration of director candidates recommended by shareholders, but will consider candidates recommended by shareholders of the Company. Shareholders should address any such recommendations to Winship B. Moody, Sr., the Chairman of the Board of Directors, at the Company's principal executive offices. There have been no material changes to the procedures by which shareholders may recommend nominees to the Company's Board of Directors since the last annual meeting of shareholders.

Compensation Committee

         The current members of the Compensation Committee are Mr. Moody, Chairman, Mr. Brar and Mr. Mack. The Committee's responsibilities are to oversee the development and administration of the total compensation and benefits programs for corporate officers and key executives, and administer the executive annual, long term and stock incentive plans. In addition to these duties, the Committee also reviews the Company's plans and processes for senior management selection, development and succession. During the fiscal year ended December 31, 2005, each member of the Compensation Committee met the definitions of "non-employee director" under Rule 16b-3 under the Securities and Exchange Act of 1934 and "outside director" under Section 162(m) of the Code.

Stock Option Committee

         The current members of the Stock Option Committee are Mr. Moody, Chairman, and Mr. Mack. When necessary, this committee assists the Compensation Committee in determining appropriate awards of stock options to the Company's management and employees.

Shareholder Communications with the Company's Board of Directors

         Any shareholder wishing to send written communications to the Company's Board of Directors may do so by sending them in care of Winship B. Moody, Sr., the Chairman of the Board of Directors, at the Company's principal executive offices.


                        DIRECTOR AND OFFICER COMPENSATION

Director Compensation

         In November 2005 the Board of Directors adopted a compensation  program for outside  directors.  The principal  components of the plan call for specific
Common Stock awards for service on the board  (30,000  shares per person plus an additional  20,000 for the  Chairman),  for service on  committees of the board, including the audit committee,  the compensation  committee and the stock option committee  (10,000,  5,000 and 5,000  shares,  respectively),  and an additional
10,000 shares for service as chairman of the audit  committee,  5,000 additional shares  for  service  as  chairman  of  the  compensation  committee  and  5,000 additional  shares  for  service  as  chairman  of the stock  option  committee.
Further,  the Board of  Directors  adopted  to keep the  compensation  for board meeting  attendance  the  same as 2004 and 2003 of  $1,000  or $500 per  meeting attended in person or by  telephone,  respectively.  The Company  recognized  an expense in 2005 of $100,667 for outside director compensation.  In addition, the
Board of  Directors  authorized  the payment of  interest  to board  members and officers  who have  advanced  funds to the Company from time to time or who have unpaid accrued salaries unpaid by the Company.  Accordingly, the Company charged
$48,800 and $67,200 to interest expense in 2005 and 2004,  respectively for such interest accruals.

Summary Compensation Table

         The following table sets forth the aggregate cash compensation paid by the Company in the three most recent fiscal years ended December 31, 2005, to each of its most highly compensated officers of the Company.

                                     Summary Compensation Table
                                        Annual Compensation
                                    ----------------------------

                                                                     Other Annual        All other
Name and Principal Position         Year    Salary(1)   Bonus(2)    Compensation(3)    Compensation
---------------------------         ----    ---------   --------    ---------------    ------------
Matthew H. Fleeger...........       2005    $206,184    $61,177           --             $6,000(4)
   President, Chief                 2004    $204,910       --             --             $9,355(4)
   Executive Officer, Director      2003    $233,218       --             --             $3,612(4)

Lonnie P. Cole, Sr...........       2005    $100,000    $42,000           --                --
   Senior Vice President, Sales     2004    $ 34,231       --             --                --


J. Steven Evans..............       2005    $ 92,917       --             --                --
   Vice President, Finance and      2004    $ 70,000       --             --                --
   Chief Accounting Officer         2003    $ 31,635

Alan Larosee....................    2005    $ 83,167       --             --                --
     Vice President, Operations     2004    $ 28,800                      --

James M. Treat                      2005    $ 59,667       --             --                --
      Vice President, Business
      Development


(1)  Salary includes accrued but unpaid salaries in each year as follows:
          Matthew H. Fleeger -2005 - $6,184, 2004 - $43,000; 2003 - $50,000;
          Lonnie P. Cole, Sr. - 2005 - $8,000, 2004 - $10,000


(2) Cash bonuses were awarded to Mr. Fleeger and Mr. Cole in accordance with their Employment Agreements with the Company. Certain awards were accrued and payment deferred into 2006.

(3) During 2005, the following named officers were authorized to convert their accrued salaries and loans into Common Stock of the Company:


                                                               Number of
                                                                 Shares
                                                                Received
                                                                  Upon
                                                               Conversion   Compensation
                          Accrued     Loans at     Total       of Accrued      Element
                       Salary at End   End of    Converted    Salaries and     Charged
Name of Officer           Of Year       Year    During Year       Loan       to Expense
------------------     -------------  --------  -----------   ------------  -------------
Matthew H. Fleeger        $ 8,556        --      $337,761       450,348           --


During 2004, the following named officers were authorized to convert their accrued salaries and loans into Common Stock of the Company:

                                                               Number of
                                                                 Shares
                                                                Received
                                                                  Upon
                                                               Conversion   Compensation
                          Accrued     Loans at     Total       of Accrued      Element
                       Salary at End   End of    Converted    Salaries and     Charged
Name of Officer           Of Year       Year    During Year       Loan       to Expense
------------------     -------------  --------  -----------   ------------  -------------
Matthew H. Fleeger        $315,687    $105,760       --            --             --


During 2003,  the  following  named  officers  were  authorized to convert their accrued salaries and loans into Common Stock of the Company:
                                                               Number of
                                                                 Shares
                                                                Received
                                                                  Upon
                                                               Conversion   Compensation
                          Accrued     Loans at     Total       of Accrued      Element
                       Salary at End   End of    Converted    Salaries and     Charged
Name of Officer           Of Year       Year    During Year       Loan       to Expense
------------------     -------------  --------  -----------   ------------  -------------
Matthew H. Fleeger        $241,650    $220,502       --            --             --


(4) Represents gasoline for automobile and disability insurance premiums in 2005, 2004 and 2003.


Option/SAR Grants in Last Fiscal Year

     The following table sets forth certain information regarding options granted to the named executives during the Company's last fiscal year.

                                                 Individual Grants
                                                                                Potential Realizable Value at
                        Number of      % of Total                               Assumed Annual Rates of Stock
                       Securities     Options/SARs      Exercise                Price Appreciation for Option
                       Underlying      Granted to       or Base                            Term(2)
                      Options/SARS    Employees in       Price      Expiration
          Name          Granted       Fiscal Year(1)   ($/Share)       Date         5% ($)          10% ($)
Matthew H. Fleeger       52,473           4.55%          $1.00      06/30/2015      $1.63            $2.59
Matthew H. Fleeger      190,000          16.48%          $0.75      12/31/2015      $1.22            $1.95
J. Steven Evans         133,333          11.56%          $0.75      12/31/2015      $1.22            $1.95
Alan Larosee             53,333           4.63%          $0.75      07/15/2015      $1.22            $1.95
Alan Larosee             15,000           1.30%          $1.00      07/01/2015      $1.63            $2.59
Alan Larosee            153,333          13.30%          $0.75      12/31/2015      $1.22            $1.95
James Treat             173,333          15.03%          $0.75      12/31/2015      $1.22            $1.95
Ajit Brar                27,875           2.42%          $0.75      06/30/2015      $1.22            $1.95
Ajit Brar                41,333           3.58%          $0.75      12/31/2015      $1.22            $1.95
David Mack               53,333           4.63%          $0.75      07/15/2015      $1.22            $1.95
David Mack                8,889           0.77%          $0.75      12/31/2015      $1.22            $1.95
Winship Moody            54,667           4.74%          $0.75      12/31/2015      $1.22            $1.95
Mark Altenau             29,333           2.54%          $0.75      12/31/2015      $1.22            $1.95
Beverly Fleeger          11,700           1.01%          $1.00      06/30/2015      $1.63            $2.59
Beverly Fleeger          45,685           3.96%          $0.75      06/30/2015      $1.22            $1.95
Sam Hicks               109,510           9.50%          $0.75      06/30/2015      $1.22            $1.95

(1) Total options granted in fiscal year 2005 to eligible employees of the Company and its subsidiaries covered a total 1,153,130 shares.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of future prices of the Company's Common Stock. The actual value realized may be greater or less than the potential realizable value set forth in the table.


Aggregated Option Exercises in Last Fiscal Year

         The  following  table  sets  forth the  number of  shares  acquired  on exercise of stock options and the aggregate gains realized on exercise in fiscal year 2005 by the Company's  executives named in the Summary  Compensation Table.
The  table  also  shows  the  number  of  shares  covered  by  exercisable   and
unexercisable  options  held by such  executives  on  December  31, 2005 and the aggregate  gains that would have been realized had these options been  exercised on December 31,  2005,  even though these  options  were not  exercised  and the unexercisable options could not have been exercised on December 31, 2005.

                                                 Number of Securities          Value of Unexercised
                                                Underlying Unexercised      In-The-Money Options/SARs
                                                Options/SARs at Fiscal          at Fiscal Year End
                                                      Year End
                        Shares
                       Acquired
                          On        Value
         Name          Exercise    Realized   Exercisable   Unexercisable   Exercisable    Unexercisable
Matthew H. Fleeger     0           $0         242,473       0               $0             $0
J. Steven Evans        0           $0         133,333       0               $0             $0
Lonnie P. Cole, Sr.    0           $0         0             0               $0             $0
Alan E. Larosee        0           $0         221,666       0               $0             $0
James M. Treat         0           $0         173,333       0               $0             $0

Employment Agreements

         Matthew H. Fleeger serves as the Company's President and Chief Executive Officer and entered into a three-year employment agreement dated December 30, 2004 to be effective as of January 1, 2005. Mr. Fleeger is entitled to receive an annual base salary of $200,000, increased 5% annually, and is also entitled to be paid a cash bonus of $25,000 on April 15, 2005.

         Pursuant to the Executive Target Bonus Program, Mr. Fleeger is also eligible for an annual bonus based on the Company achieving certain goals related to EBITDA. Any such bonus will be paid to Mr. Fleeger in the form of a stock option to purchase a number of shares of Common Stock equal to the amount of such bonus at an exercise price per share of Common Stock equal to the fair market value (as such term is defined in the Company's 2002 Stock Plan or any successor plan thereto) of such Common Stock as of the effective date that such option is granted; provided, however, that in the event that Mr. Fleeger becomes the owner of equity securities of the Company representing more than 10% of the total combined voting power of all classes of equity securities of the Company, the exercise price per share of Common Stock shall be equal to 110% of the fair market value of such Common Stock as of the effective date that such option is granted; provided further, however, that Mr. Fleeger shall have the option, in his sole discretion, to receive up to 50% of the amount of any such bonus in the form of cash in lieu of such stock option. Pursuant to the Executive Target Bonus Program, Mr. Fleeger may be eligible for the following bonuses:

----------------------------------  --------------------------------------------
       EBITDA Target Range                              Bonus Amount
----------------------------------  --------------------------------------------
   At least:      But less than:
--------------- ------------------  --------------------------------------------
   $1,000,000       $1,100,000                             $25,000
--------------- ------------------  --------------------------------------------
   $1,100,000       $1,200,000                             $30,000
--------------- ------------------  --------------------------------------------
   $1,200,000       $1,300,000                             $35,000
--------------- ------------------  --------------------------------------------
   $1,300,000       $1,400,000                             $40,000
--------------- ------------------  --------------------------------------------
   $1,400,000       $1,500,000                             $45,000
--------------- ------------------  --------------------------------------------
   $1,500,000       $1,600,000                             $50,000
--------------- ------------------  --------------------------------------------
   $1,600,000       $1,700,000                             $55,000
--------------- ------------------  --------------------------------------------
   $1,700,000       $1,800,000                             $60,000
--------------- ------------------  --------------------------------------------
   $1,800,000       $1,900,000                             $65,000
--------------- ------------------  --------------------------------------------
   $1,900,000       $2,000,000                             $70,000
--------------- ------------------  --------------------------------------------
   $2,000,000       $2,100,000                             $75,000
--------------- ------------------  --------------------------------------------
   $2,100,000           NA          If the Company's EBITDA exceeds  $2,100,000,
                                    Mr. Fleeger and the Board of Directors, or a
                                    duly  authorized  committee  thereof,  shall
                                    negotiate the amount of Mr.  Fleeger's bonus
                                    in good faith; provided,  however, that such
                                    amount  shall in no  event be less  than the
                                    sum of $75,000 plus an additional $5,000 for
                                    each $100,000 of EBIDTA over $2,100,000.
--------------- ------------------  --------------------------------------------

         Mr. Lonnie P. Cole, Sr. serves as a Senior Vice President in charge of our Sales Department. Mr. Cole entered into a three-year employment agreement with the Company dated September 30, 2004 to be effective as of October 1, 2004. Mr. Cole is to receive a base salary of $100,000 annually and is eligible for bonus incentives, as determined by the Board of Directors in its sole discretion, based on the Company achieving certain goals related to revenue growth.

         Mr. J. Steven Evans serves as Vice President, Finance and Chief Accounting Officer. Mr. Evans entered into a three-year employment agreement with the Company dated March 24, 2005 to be effective as of February 1, 2005. Mr. Evans is to receive a base salary of $95,000 annually and is eligible for bonus incentives, as determined by the Board of Directors in its sole discretion, based on the Company achieving certain goals related to EBITDA performance.

         Mr. Alan E. Larosee serves as Vice President, Operations. Mr. Larosee entered into a three-year employment agreement with the Company dated March 24, 2005 to be effective as of March 1, 2005. Mr. Larosee is to receive a base salary of $95,000 annually and is eligible for bonus incentives, as determined by the Board of Directors in its sole discretion, based on the Company achieving certain goals related to EBITDA performance.

         Mr. James M. Treat serves as Vice President of Business Development. Mr. Treat entered into a three-year employment agreement dated December 1, 2005. Mr. Treat is to receive a base salary of $100,000 annually and is eligible for bonus incentives based on personal performance and the Company achieving certain financial goals.


                              FURTHER INFORMATION

Common Stock Ownership

The following  table sets forth  certain  information  concerning  the number of shares of Common  Stock  owned  beneficially  as of  September  15, 2006 by: (i)
persons  known to us to own more than five  percent  of any class of our  voting securities;  (ii) each of our directors,  nominees to the Board of Directors and executive  officers;  and  (iii)  all our  directors,  nominees  to the Board of
Directors and executive  officers as a group.  Unless otherwise  indicated,  the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                                              Number of Shares
           Name and Address of Beneficial Owner            Beneficially Owned(1)     Percent of Class(2)
                                                           ---------------------     -------------------
Matthew H. Fleeger, President, CEO and Director                 1,275,889(3)                 5.5%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
Mark Altenau, M.D., Director                                    2,653,292(4)                11.4%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
Winship B. Moody, Sr., Chairman of the Board of Directors         801,396(5)                 3.5%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
Ajit S. Brar, Director                                            809,875(6)                 3.5%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
David L. Mack, Director                                            62,222(7)                 0.3%
  12750 Merit Drive - Park Central VII, Suite 770
  Dallas, Texas 75251
Lonnie P. Cole, Sr., Senior Vice President, Sales                 149,000(8)                 0.6%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
Steve Evans, Vice President, Finance                              145,665(9)                 0.6%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
Alan Larosee, Vice President, Operations                          221,666(10)                1.0%
  12750 Merit Drive -Park Central VII, Suite 770
  Dallas, Texas 75251
James M. Treat, Vice President, Business Development              173,333(11)                0.8%
  12750 Merit Drive - Park Central VII, Suite 770
  Dallas, Texas 75251
All Directors and Executive                                    6,292,338(12)                27.1(13)
Officers as a Group (9 persons)
Tate Investments, LLC                                          3,944,879(14)                17.0%
  12750 Merit Drive - Park Central VII, Suite 770
  Dallas, Texas 75251

(1) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise, has or shares voting power and/or investment power as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment control within 60 days. The number of shares shown includes outstanding shares owned as of September 15, 2006, by the person indicated and shares underlying warrants, options and/or convertible debt and accrued interest thereon owned by such person on September 15, 2006, that were exercisable within 60 days of that date.

(2) Applicable percentage ownership is based on 23,219,767 voting shares of Common Stock outstanding on September 15, 2006.

(3) Includes 670,790 shares owned by Preston Harris Interests, Inc., a Texas corporation, of which Mr. Fleeger is the president and majority stockholder and options for 258,447 shares of common stock. (See Certain Relationships and Related Transactions.)

(4) Includes options for 69,833 shares of Common Stock.

(5)  Includes  options  for  105,667  shares  of  common  stock.   (See  Certain
Relationships and Related Transactions.)

(6)  Includes   options  for  93,208  shares  of  Common  Stock.   (See  Certain
Relationships and Related Transactions.)

(7)  Includes   options  for  62,222  shares  of  Common  Stock.   (See  Certain
Relationships and Related Transactions.)

(8) Includes 149,000 shares owned by Med-Con Waste Solutions, Inc., a Texas corporation, of which Mr. Cole was the President and Chief Executive Officer.

(9) Includes  options for 145,665  shares of Common  Stock.

(10) Includes  options for 221,666  shares of Common Stock.

(11) Includes  options for 173,333  shares of Common Stock.

(12) Includes 1,130,041 shares of Common Stock underlying convertible debt and accrued interest thereon, convertible accrued salaries, convertible advances from stockholders, and stock options at December 31, 2005. (See Certain Relationships and Related Transactions.)

(13) Applicable percentage ownership is based on 23,219,767 voting shares of Common Stock outstanding on September 15, 2006, and on shares issuable within 60 days of September 15, 2006.

(14) Includes 2,406,417 shares of Common Stock underlying convertible debt as of September 15, 2006.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based on the review of copies of such forms furnished to us and written representations that no other forms were required, during the 2005 fiscal year and prior fiscal years the following executive officers, directors and greater than 10% beneficial owners failed to file on a timely basis, as disclosed in the such forms, reports required by Section 16(a) of the Exchange Act:

         o Mr. Fleeger did not report two transactions on a timely basis on a Form 4. These transactions were subsequently reported on Form 4 during the 2005 fiscal year and on Mr. Fleeger's Form 5 for the 2005 fiscal year.
         o Mr. Brar did not report four transactions on a timely basis on a Form 4. These transactions were subsequently reported on Form 4 during the 2005 fiscal year and on Mr. Brar's Form 5 for the 2005 fiscal year.
         o Mr. Evans did not report one transaction on a timely basis on a Form 4. This transaction was reported on Mr. Evans' Form 5 for the 2005 fiscal year.
         o Dr. Altenau did not report one transaction on a timely basis on a Form 4. This transaction was reported on Dr. Altenau's Form 5 for the 2005 fiscal year.
         o Mr. Moody did not report three transactions on a timely basis on a Form 4. These transactions were reported on Form 4 during the 2005 fiscal year and on Mr. Moody's Form 5 for the 2005 fiscal year.
         o Mr. Larosee did not report three transactions on a timely basis on Form 4. These transactions were subsequently reported on Form 4 during the 2005 fiscal year and on Mr. Larosee's Form 5 for the 2005 fiscal year.
         o Mr. Treat did not report his initial ownership on a timely basis on a Form 3 upon his appointment as an executive officer of the Company. This ownership was reported on Form 3 during the 2005 fiscal year. Mr. Treat also did not report one transaction on a timely basis on a Form 4. This transaction was reported on Mr. Treat's Form 5 for the 2005 fiscal year.
         o Mr. Mack did not report his initial ownership on a timely basis on a Form 3 upon his appointment to the Board of Directors. This ownership was reported on Form 3 during the 2005 fiscal year. Mr. Mack also did not report one transaction on a timely basis on a Form 4. This transaction was reported on Mr. Mack's Form 5 for the 2005 fiscal year.
         o Tate Investments, LLC did not report his initial ownership on a timely basis on a Form 3 upon its acquisition of beneficial ownership of 10% of the Company's Common Stock. This ownership was reported on Form 3 during the 2005 fiscal year. Tate Investments, LLC also did not report two transactions on a timely basis on a Form 4. These transactions were reported on Tate Investments, LLC's Form 5 for the 2005 fiscal year.

Change in Control Arrangements

         Pursuant to Mr. Fleeger's employment agreement with the Company, described above, in the event of the termination of Mr. Fleeger's employment by the Company without "cause" (as defined in such employment agreement) within 12 months of (i) the consummation of a reorganization, merger or consolidation with an entity, or any other event (or series of related events) in which the persons who hold a majority of the outstanding equity securities of the Company before such transaction do not own at least a majority of the equity securities entitled to vote to elect directors (or persons serving in a similar capacity) of the entity surviving such transaction, or (ii) a disposition of all or substantially all of the assets of the Company, Mr. Fleeger is entitled to a lump sum payment, the amount of which will be determined by the Compensation Committee of the Board of Directors, but which in no event will be less than Mr. Fleeger's aggregate compensation from the Company (including salary and benefits) during the 24-month period immediately preceding the effective date of such event or disposition.

Delivery of Documents to Shareholders Sharing an Address

         Only one copy of this Proxy Statement is being delivered to multiple shareholders of the Company who share an address unless the Company has received contrary instructions from one or more of such shareholders. The Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement was delivered if such shareholder notifies the Company that he or she wishes to receive a separate copy by contacting the Company at either
(972) 931-2374 or 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251. A shareholder may direct a notification to the phone number or mailing address above if he or she wishes to receive a separate annual report, proxy statement or information statement, as applicable, in the future. Shareholders sharing an address may also request delivery of a single copy of annual reports, proxy statements or information statements if they are currently receiving multiple copies of such reports or statements by contacting the Company at the phone number or mailing address above.

Other Matters and Shareholder Proposals

         The Board of Directors has recommended the ratification of the appointment by our Audit Committee of Marcum & Kliegman, L.L.P. as independent auditors for the year ending December 31, 2006. Representatives of Marcum & Kliegman, L.L.P. are not expected to attend the Annual Meeting, and accordingly will not have an opportunity to make any statement or be available to respond to questions by shareholders.

         At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their judgment on such matters.

         Any proposals of shareholders to be presented at the Annual Meeting to be held in 2006, that are eligible for inclusion in the Company's Proxy Statement for the Annual Meeting under applicable SEC rules, must be received by the Company no later than April 25, 2007. Shareholders may nominate directors or bring other business before the shareholders at the 2006 Annual Meeting by delivering written notice to our Secretary no later than August 28, 2007. Please note that this relates only to the matters you wish to bring before your fellow shareholders at the 2007 Annual Meeting. This is separate from the SEC's requirement to have your proposal included in our proxy statement.

Dallas, Texas
September 22, 2006

                                   APPENDIX A

                      AMENDED AND RESTATED 2002 STOCK PLAN

                               MEDSOLUTIONS, INC.
                                  -------------
                      Amended and Restated 2002 Stock Plan
                                 --------------

         1. Purposes of the Plan. The purposes of this Amended and Restated 2002 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

         (b)"Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

         (c)"Board" means the Board of Directors of the Company.

         (d)"Cashless Exercise" means an exercise by an Optionee of an Option or Options, together with a simultaneous surrender to the Company by such Optionee of a number of Shares received by such Optionee pursuant to such exercise, that have a Fair Market Value equal to (i) the per share exercise price of the Shares at the time of such exercise as determined in accordance with Section 8(a) of the Plan, times (ii) the number of Shares such Optionee receives (including the Shares to be simultaneously surrendered upon such exercise) upon such exercise.

         (e)"Cause" means (i) the Optionee's or Purchaser's continued failure to substantially perform the principal duties and obligations of his or her position with the Company (other than any such failure resulting from Disability); (ii) any act of personal dishonesty, fraud or misrepresentation taken by the Optionee or Purchaser which was intended to result in substantial gain or personal enrichment of the Optionee or Purchaser at the expense of the Company; (iii) the Optionee's or Purchaser's violation of a federal or state law or regulation applicable to the Company's business which violation was or is reasonably likely to be injurious to the Company; (iv) the Optionee's or Purchaser's conviction or plea of nolo contendere to a felony under the laws of the United States or any State; or (v) the Optionee's or Purchaser's breach of the terms of the Optionee's or Purchaser's proprietary information and inventions assignment agreement with the Company, if any.

         (f)"Change of Control" means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purpose of changing the domicile of the Company), unless the Company's shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or
(ii) a sale of all or substantially all of the assets of the Company.

         (g) "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

         (i) "Common Stock" means the common stock, $.001 par value, of the Company.

         (j) "Company" means MedSolutions, Inc., a Texas corporation.

         (k) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

         (l) "Director" means a member of the Board of Directors of the Company.

         (m)  "Disability"  means total and  permanent  disability as defined in
Section 22(e)(3) of the Code.

         (n) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other leave of absence approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:


                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t)"Option" means a stock option granted pursuant to the Plan.

         (u) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (v) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

         (w) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

         (x) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

         (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (z) "Plan" means this Amended and Restated 2002 Stock Plan.

         (aa) "Purchaser" means an individual or entity who purchases Restricted Stock by exercising a Stock Purchase Right.

         (bb) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

         (cc) "Service Provider" means an Employee, Director, or Consultant.

         (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

         (ee) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

         (ff) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 below, the maximum aggregate number of Shares which may be subject to Options and Stock Purchase Rights and issued under the Plan is 3,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

         If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Option Exchange Program, or repurchased pursuant to the Company's right of repurchase, the unpurchased Shares that were subject thereto and the repurchased shares, as the case may be, shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4. Administration of the Plan.

         (a) The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

         (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                  (i) to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

                  (iii) to determine the number of Shares to be covered by each such award granted hereunder;

                  (iv) to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi) to determine whether and under what circumstances an Option may be settled in cash under Section 9(e) instead of Common Stock;


                  (vii) to reduce the exercise price of any Option to the then current Fair Market Value, if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

                  (viii) to initiate an Option Exchange Program;

                  (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                  (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

         (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

         5. Eligibility.

         (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

         6. Term of Plan. Subject to Section 18, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of 10 years unless sooner terminated under Section 14.

         7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant, or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

         (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                  (i) In the case of an Incentive Stock Option

                           (1) granted to an Employee  who, at the time of grant
of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                           (2)  granted  to any  other  Employee,  the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock Option granted to any Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note (shall not be available for executive officers or directors if prohibited by applicable laws, as interpreted by the Company's legal counsel), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan (shall not be available for executive officers or directors if prohibited by applicable laws, as interpreted by the Company's legal counsel), or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9. Exercise of Option.

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. Certificates representing the Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. If an Optionee elects to conduct a Cashless Exercise, the Company shall cause to be delivered to such Optionee (and his or her spouse, as the case may be) certificates representing ownership of a number of shares of Stock equal to (i) the total number of Shares issued to such Optionee in such Cashless Exercise minus (ii) the number of shares surrendered in the Cashless Exercise.

         Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12. Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised; provided that, for the purposes of the Plan, Shares surrendered in a Cashless Exercise shall not decrease the number of Shares thereafter available for purposes of the Plan.

         (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least 30 days), to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         In the event an Optionee ceases to be an Employee but otherwise remains a Service Provider, such Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the date 91 days following such change of status.

         (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least 180 days) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 365 days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least 180 days) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 365 days following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment, in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Stock Purchase Rights.

         (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         (b) Repurchase Option. Except as set forth in the Restricted Stock Purchase Agreement or unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse as set forth in the Restricted Stock Purchase Agreement or, if not set forth therein, then at such rate as the Administrator may determine.

         (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

         (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the Purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Options or Stock Purchase Rights have yet been granted, or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until 15 days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

         (c) Merger or Asset Sale.

                  (i) In the event of (1) a merger of the Company with or into another entity or (2) the sale of all or substantially all of the assets of the Company (either, a "Merger Transaction"), each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, prior to the Merger Transaction. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger Transaction, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of 15 days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the Merger Transaction, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the Merger Transaction, the consideration (whether stock, cash, or other securities or property) received in the Merger Transaction by holders of Common Stock for each Share held on the effective date of the Merger Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger Transaction is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger Transaction.

         (d) Vesting Acceleration. In the event of an assumption or substitution in connection with a Merger Transaction that constitutes a Change of Control, the Administrator shall use its discretion in causing all, some, or none of each Optionee's rights to purchase Optioned Stock to become automatically vested on an accelerated basis and be fully exercisable as of the date immediately preceding any such Change in Control. Notwithstanding anything to the contrary herein, if the Optionee's employment with the Company is terminated or his or her job duties or position is adversely changed within six months of the closing of such Change in Control, all Options held by such employee shall immediately vest on the date of termination or change in job duties or position and any Company repurchase rights to Shares shall lapse.

         13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent desirable or necessary to comply with Applicable Laws.

         (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         15. Conditions Upon Issuance of Shares.

         (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

                                                                           PROXY
                               MEDSOLUTIONS, INC.

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Winship B. Moody, Sr. and Matthew H. Fleeger as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock and Preferred Stock of MedSolutions, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, October 19, 2006, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

     1.   Election of the Board's nominees for Director.

          Nominees: Steven R. Block, Ajit S. Brar, Matthew H. Fleeger, David Mack, and Winship B. Moody, Sr.

         [ ] FOR all nominees listed above             [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary below)      vote for all nominees
                                                           listed below

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

________________________________________________________________________________


2. Ratify the appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for 2006.

     [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN

3.   Approval of the amendment to the Company's 2002 Stock Plan.

     [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the above provisions.


                      See reverse side for Signature Line

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below and mail proxy to:

MedSolutions, Inc.
c/o Matthew H. Fleeger, President and CEO
12750 Merit Drive, Park Central VII, Suite 770
Dallas, Texas 75251

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    ____________________________________________
                                                     Print Name

                                    ____________________________________________
                                                      Signature

                                    ____________________________________________
                                              Signature if held jointly


Dated: ___________________, 2006


                                    [_]   Please  check  this  box  if  you  are
                                          planning  to  attend  the 2006  Annual
                                          Meeting of Shareholders in person.